Exhibit 10.36

Execution Copy

RESTRICTED STOCK SUBSCRIPTION AGREEMENT

RESTRICTED STOCK SUBSCRIPTION AGREEMENT, dated as of September 22, 2003, between Travel Transaction Processing Corporation, a Delaware corporation (“Holding”), and the purchaser whose name appears on the signature page hereof (the “Purchaser”), pursuant to the Travel Transaction Processing Corporation Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”).  Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, the Board of Directors of Holding (the “Board”) has adopted the Plan to provide officers and key employees of Holding and its Subsidiaries with opportunities to purchase equity interests in Holding;

WHEREAS, the Purchaser desires to subscribe for and purchase from Holding pursuant to the Plan the aggregate number of shares of Holding’s Class A Common Stock, par value $.01 per share (the “Common Stock”), set forth on the signature page hereof (each a “Share” and, collectively, the “Shares”), at a purchase price of $0.31914894 per share; and

WHEREAS, Holding desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of Shares.

(a)                                  Purchase of Shares.  Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and Holding shall sell to the Purchaser, the Shares at a purchase price of $0.31914894 per Share, at the Closing provided for in Section 2(a) hereof, such Shares being issued pursuant to and in accordance with the Plan.  The Plan is incorporated herein by reference and made a part of this Agreement, and the Purchaser hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions herein and therein.  To the extent any provision herein is inconsistent with the Plan, the terms of the Plan shall apply.  Notwithstanding anything in this Agreement to the contrary, Holding shall have no obligation to sell any Common Stock to (i) any person who is not an employee of Holding or its Subsidiary at the time that such Common Stock is to be sold or (ii) any person who is a resident of a jurisdiction in which the sale of Common Stock to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(b)                                 Consideration.  Subject to the terms and conditions of this Agreement, the Purchaser shall deliver to Holding at the Closing referred to in Section 2(a) hereof immediately available funds in an amount equal to the aggregate purchase price for the Shares set forth on the signature page hereof (the “Consideration”).

2.                                       Closing.

(a)                                  Time and Place.  Except as otherwise agreed by Holding and the Purchaser, the closing (the “Closing”) of the transaction contemplated by this Agreement shall be held at the offices of Holding, 300 Galleria Parkway, N.W., Atlanta, Georgia, on September 22, 2003 (the “Closing Date”).

(b)                                 Delivery by Holding.  At the Closing, Holding will deliver a stock certificate registered in the Purchaser’s name and representing the Shares, which certificate shall bear the legends set forth in Section 5(b), to the Secretary of Holding, to be held in custody until the Restricted Period shall have lapsed.

(c)                                  Delivery by the Purchaser.  At the Closing, the Purchaser will deliver to Holding the consideration referred to in Section 1(b) hereof and a duly executed and undated instrument of transfer or assignment in blank.

3.                                       Restricted Period.

(a)                                  Generally.  All Shares received by the Purchaser under this Agreement are subject to the restrictions contained herein and as provided under the Plan, and, so long as the Shares are subject to such restrictions, are referred to herein and therein as “Restricted Stock.”  The Restricted Stock shall be subject to forfeiture by the Purchaser prior to the lapse of the Restricted Period in accordance with the terms herein and in the Plan.  Except as provided in Section 11.1 of the Plan, none of the Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered until the Restricted Period has ceased, and then only in accordance with Section 2.1 of the Stockholders Agreement and Section 5 of the Registration Rights Agreement.

(b)                                 Restricted Period.  Except as otherwise provided in Section 8 hereof, or in the Plan, the Restricted Period shall lapse as to 20% of the Shares on each of the first five anniversaries of August 31, 2003 (each such anniversary, the “Vesting Date” as to the applicable 20% tranche of the Shares), which lapses shall be cumulative, subject to the Purchaser’s continuous employment with Holding or its Subsidiary from the Closing to such anniversary.

(c)                                  Committee Discretion.  Notwithstanding any other provisions of this Agreement, the Committee shall be authorized in its discretion, based upon its review and evaluation of the performance of the Purchaser and of Holding, to accelerate the vesting of any Restricted Stock under this Agreement, at such times (including, without limitation, following the Purchaser’s termination of employment) and upon such terms and conditions as the Committee shall deem advisable.

4.                                       Repurchase Option.

(a)                                  Voluntary Resignation.  Unless otherwise determined by the Committee at the time of purchase, upon the Purchaser’s Voluntary Resignation, Holding and then CVC and OTPP and their respective affiliates (in accordance with the procedures described in Section 4(d)) may (i) repurchase all or any portion of the Restricted Stock then held by such Purchaser for which the Restricted Period has not lapsed as of the date of termination for a cash payment equal to the purchase price of such Restricted Stock to the Purchaser and (ii) repurchase all or any portion of the Shares for which the Restricted Period has lapsed for a cash payment equal to the Fair Market Value of the Shares (or the portion thereof so purchased).

(b)                                 Termination for Cause. Unless otherwise determined by the Committee at the time of purchase, upon termination of the Purchaser’s employment by Holding or its Subsidiary for Cause, Holding and then CVC and OTPP and their respective affiliates (in accordance with the procedures described in Section 4(d)) may repurchase all or any portion of the Shares then held by such Purchaser for a cash payment equal to the lesser of (x) Fair Market Value of the Shares (or the portion thereof so purchased), and (y) the Purchaser’s purchase price for the Shares.

(c)                                  Termination for Any Other Reason.  Unless otherwise determined by the Committee at the time of purchase, upon any termination of the Purchaser’s employment with Holding or its Subsidiary other than a termination for Cause or a Voluntary Resignation, Holding and then CVC and OTPP and their respective affiliates (in accordance with the procedures described in Section 4(d)) may (i) repurchase all or any portion of the Restricted Stock then held by the Purchaser for which the Restricted Period has not lapsed as of the date of termination for a cash payment equal to the Purchaser’s purchase price of such Restricted Stock plus interest accrued from the date of purchase at the interest rate equal to the yield to maturity for 10-year United States treasury notes at the United States Treasury auction held most recently prior to the Closing and (ii) repurchase the Shares for which the Restricted Period has lapsed for a cash payment equal to the Fair Market Value of the Shares (or the portion thereof so purchased).

(d)                                 Procedures for the Repurchase of Shares.  Notwithstanding anything to the contrary contained herein, any repurchase of Shares pursuant to this Section 4 shall not be effected prior to the expiration of a period of, and the Fair Market Value shall be determined as of a date, at least six months and one day from the date such Shares were purchased by the Purchaser.  Holding shall have an exclusive right to repurchase Shares until the First Repurchase Date.  If Holding fails to repurchase all of a terminated Participant’s Shares prior to the First Repurchase Date, then Holding shall notify both CVC and OTPP within three business days after the First Repurchase Date, and CVC and OTPP shall have an additional 30 days from the First Repurchase Date to purchase such Participant’s Shares in such proportions as each shall determine, provided that if CVC and OTPP cannot agree on the proportion that each shall purchase, then each shall be entitled to purchase that percentage of such terminated Participant’s Shares that will result in CVC and OTPP owning the same percentage of Common Stock relative to each other before and after such purchase (such percentage calculated by treating all Shares as Common Stock) .

(e)                                  Use of Proceeds.  If Holding elects to repurchase any Shares pursuant to this Section 4, Holding may apply the proceeds from such repurchase to any and all outstanding obligations of the Purchaser due Holding or guaranteed by Holding in respect of the Shares.

5.                                       Purchaser’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof.  The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), all applicable state securities or “blue sky” laws, Section 2.1 of the Stockholders Agreement and Section 5 of the Registration Rights Agreement.  The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of Section 3 shall have been satisfied or have expired.  Any attempt by the Purchaser, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Shares or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement, Section 2.1 of the Stockholders Agreement and Section 5 of the Registration Rights Agreement, as such agreements shall be amended from time to time, shall be void and of no effect.

(b)                                 Legend.  The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear the following legends or other appropriate legends:

(i)                                     “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS RECEIVED IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii)                                  “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE TRANSFER AND OTHER PROVISIONS OF A RESTRICTED STOCK SUBSCRIPTION AGREEMENT, DATED AS OF JUNE 30, 2003; (B) THE PROVISIONS OF THE TRAVEL TRANSACTION PROCESSING CORPORATION STOCK INCENTIVE PLAN, DATED AS OF JUNE 30, 2003 (THE “INCENTIVE PLAN”); (C)   THE PROVISIONS OF A

STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 30, 2003, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”) AND (D) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 30, 2003, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “REGISTRATION RIGHTS AGREEMENT”) AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE RESTRICTED STOCK SUBSCRIPTION AGREEMENT, THE INCENTIVE PLAN, THE STOCKHOLDERS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE ISSUER.  NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENTS.”

(iii)                               “THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(c)                                  Securities Law Matters.  The Purchaser acknowledges receipt of advice from Holding that (i) the Shares have not been registered under the Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to the sales of the Shares, and Holding has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, the Plan, this Agreement, the Stockholders Agreement and the Registration Rights Agreement, (vi) Holding does not plan to file reports with the Commission or make public information concerning Holding available unless required to do so by law or in connection with its financing arrangements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning Holding, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of Holding indicating that the Shares are subject to restrictions on transfer set forth in Section 2.1 of the Stockholders Agreement and, if Holding should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d)                                 Compliance with Rule 144.  When and if the Shares may be disposed of without registration in reliance upon Rule 144, the Purchaser shall transmit to Holding an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Holding may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e)                                  Ability to Bear Risk.  The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of the Purchaser’s investment in the Shares.

(f)                                    Access to Information, etc.; Sophistication; Lack of Reliance.  The Purchaser represents and warrants that (i) the Purchaser has carefully reviewed the materials furnished to the Purchaser in connection with the transaction contemplated hereby, including, without limitation, the Plan and the other materials furnished to the Purchaser in connection with the transactions contemplated hereby, (ii) the Purchaser is familiar with the business and financial condition, properties, operations and prospects of Holding and that the Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of Holding concerning Holding and the terms and conditions of the purchase of the Shares and to obtain any additional information that the Purchaser deems necessary, (iii) the Purchaser’s knowledge and experience in financial and business matters is such that the Purchaser is capable of evaluating the merits and risk of the investment in the Shares, (iv) the Purchaser has carefully reviewed the terms and provisions of the Stockholders Agreement and Registration Rights Agreement and has evaluated the restrictions and obligations contained therein, and (v) the Purchaser is, and will be at the Closing, either (A) an officer or employee of Holding or one of its subsidiaries or (B) an “Accredited Investor” under Regulation D promulgated under the Act and agrees to furnish such documents and to comply with such reasonable requests of Holding as may be necessary to substantiate the Purchaser’s status as a qualifying investor in connection with this private offering of Shares to the Purchaser.  In furtherance of the foregoing, the Purchaser represents and warrants that (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Holding or as to the desirability or value of an investment in Holding has been made to the Purchaser by or on behalf of Holding, except for those representations and warranties contained in Section 9 and the Stockholders Agreement, (y) the Purchaser has relied upon the Purchaser’s own independent appraisal and investigation, and the advice of the Purchaser’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Holding and (z) the Purchaser will continue to bear sole responsibility for making the Purchaser’s own independent evaluation and monitoring of the risks of the Purchaser’s investment in Holding.

(g)                                 Due Execution and Delivery.  The Purchaser represents and warrants that (i) the Purchaser has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Purchaser to authorize the Purchaser to execute, deliver and perform the Purchaser’s obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement have been taken and this Agreement constitutes and, upon execution thereof, the Stockholders Agreement and the Registration Rights Agreement will constitute the Purchaser’s legal, valid and binding obligations, enforceable against the Purchaser in accordance with their respective terms, (iii) the execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Purchaser or by which the Purchaser or any material portion of the Purchaser’s properties is bound, (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Purchaser in connection with the execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement or the performance of such Purchaser’s obligations hereunder or thereunder and (v) such Purchaser is a resident of the state set forth below such Purchaser’s name on the signature page hereof.

(h)                                 Registration.  The Purchaser shall be entitled to the rights and subject to the obligations created under the Registration Rights Agreement.

(i)                                     Section 83(b) Election. The Purchaser agrees to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares purchased at such Closing within 20 days after the Closing and shall notify Holding that such election has been made.  Purchaser acknowledges that Purchaser will be solely responsible for any and all tax liabilities payable by the Purchaser in connection with the Purchaser’s purchase and receipt of the Shares or attributable to the Purchaser making such an election.

6.                                       The Purchaser’s Rights with Respect to Restricted Stock.  Except as otherwise provided in this Agreement or any other agreement entered into in respect of the Restricted Stock, the Purchaser shall have, with respect to all shares of Restricted Stock, all of the rights of a stockholder of Holding, including the right to vote such Restricted Stock, the right to receive cash and other dividends, if any, as may be declared on the Restricted Stock from time to time, and the right to receive cash proceeds payable with respect to the Restricted Stock as a result of any merger, reorganization, consolidation, or other corporate transaction of Holding to the same extent as such cash proceeds are payable with respect to other shares of the Common Stock.  Any securities issued to or received by the Purchaser with respect to Restricted Stock as a result of a stock split, a dividend payable in stock, a combination of shares or any other change or exchange of the Restricted Stock for other securities, by reclassification, reorganization, distribution, liquidation or otherwise shall have the same status and bear the same legend as the

Restricted Stock and shall be held by Holding, if the Restricted Stock is being so held, unless otherwise determined by the Committee.

7.                                       Other Rights and Obligations.  The Purchaser shall be entitled to the rights and subject to the obligations created under the Plan, the Registration Rights Agreement and the Stockholders Agreement, each to the extent set forth therein.

8.                                       Change in Control.  In the event of a Change in Control, the Restricted Period shall lapse as to the remaining Restricted Stock subject to the Restricted Period at the time of the Change in Control.

9.                                       Representations and Warranties of Holding.  Holding represents and warrants to the Purchaser that (i) Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, the performance of Holding’s obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Holding, (iii) this Agreement has been duly and validly executed by Holding and constitutes, and the Stockholders Agreement and the Registration Rights Agreement when executed by Holding will constitute, the legal, valid and binding obligations of Holding enforceable against it in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally and (iv) the Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created by the Purchaser or pursuant to this Agreement, the Stockholders Agreement or the Registration Rights Agreement or otherwise in connection with the transactions contemplated hereby and thereby.

10.                                 Miscellaneous.

(a)                                  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to Holding, or the Purchaser, as the case may be, at the following addresses or to such other address as Holding or the Purchaser, as the case may be, shall specify by notice to the others:

(i)                                     if to Holding, to it at:

300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attn:  General Counsel

(ii)                                  if to the Purchaser, to the Purchaser at the address as reflected in Holding’s books and records.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(b)                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Except for the rights given to CVC and OTPP and their respective affiliates in  Sections 4(a), 4(b), 4(c) and 4(d), nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                                  Waiver.  Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d)                                 Amendment.  This Agreement may be amended, modified or supplemented only by a written agreement executed by the Purchaser and Holding and, prior to a Public Offering, any amendment, modification or supplementation to Sections 4(a), 4(b), 4(c) and 4(d) that adversely affects the rights of either or both of CVC and OTPP thereunder must also be consented to by CVC and/or OTPP, as applicable, in writing.

(e)                                  Entire Agreement.  This Agreement, together with the Plan, the Stockholders Agreement and the Registration Rights Agreement, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective Subsidiaries, representatives and agents in respect of the subject matter hereof.

(f)                                    Tax Withholding.  Whenever any cash payment is to be made hereunder, Holding or any Subsidiary shall have the power to withhold, or require the Purchaser to remit to Holding or such Subsidiary, an amount sufficient to satisfy federal, state, and local withholding tax requirements relating to such transaction, and Holding or such Subsidiary may defer the payment of cash until such requirements are satisfied.

(g)                                 Beneficiary Designation.  The Purchaser may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his death.  Each designation will revoke all prior designations by the Purchaser, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Purchaser in writing with the Committee during his lifetime.  If no beneficiary is named, or if a named beneficiary does not survive the Purchaser, Section 11.2 of the Plan shall determine who may exercise the Purchaser’s rights under the Plan.

(h)                                 No Guarantee of Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of Holding or any Subsidiary to terminate the Purchaser’s employment at any time, or confer upon the Purchaser any right to continue in the employ of Holding or any Subsidiary.

(i)                                     Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(j)                                     Survival.  Section 5 (relating to Purchaser’s representations, warranties and covenants) and Section 9 (relating to Holding’s representations and warranties) shall survive any termination of this Agreement.

(k)                                  Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, Holding and the Purchaser have executed this Agreement as of the date first above written.

		TRAVEL TRANSACTION PROCESSING CORPORATION

		By:	/s/ Rakesh Gangwal
			Name:	Rakesh Gangwal
			Title:	President and Chief Executive Officer

		THE PURCHASER:

		/s/ Michael B. Parks
		Michael B. Parks

		State of Residence: Georgia

Total Number of Shares of Common Stock to be Purchased:	120,000

Total Purchase Price:	$38,297.87